Exhibit 1.2

Executed Version

KRAFT FOODS INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

May 19, 2008

To: The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement dated December 5, 2007, which is incorporated by reference in the Company’s registration statement on Form S-3 (No. 333-147829), relating to debt securities (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms (unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined):

OFFERED SECURITIES

Title:

6.125% Notes due 2018 (the “2018 Notes”).

6.875% Notes due 2039 (the “2039 Notes” and together with the 2018 Notes, the “Notes”).

Aggregate Principal Amount:

In the case of the 2018 Notes, $1,250,000,000.

In the case of the 2039 Notes, $750,000,000.

Interest:

In the case of the 2018 Notes, 6.125% per annum, from May 22, 2008, payable semiannually in arrears on February 23 and August 23, to holders of record on the preceding February 8 or August 8, as the case may be, commencing February 23, 2009.

In the case of the 2039 Notes, 6.875% per annum, from May 22, 2008, payable semiannually in arrears on January 26 and July 26, to holders of record on the preceding January 11 or July 11, as the case may be, commencing January 26, 2009.

Interest on the 2018 Notes and the 2039 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Maturity:

In the case of the 2018 Notes, August 23, 2018.

In the case of the 2039 Notes, January 26, 2039.

Currency of Denomination:

United States Dollars ($).

Currency of Payment:

United States Dollars ($).

Indenture:

The Notes will be issued under the Indenture dated as of October 17, 2001 between the Company and Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York who was successor trustee to The Chase Manhattan Bank), as trustee.

Form and Denomination:

Book-entry form only represented by one or more global securities deposited with The Depository Trust Company, including its participants Clearstream or Euroclear, or their respective designated custodian, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Change of Control:

Upon the occurrence of both (i) a change of control of the Company and (ii) a downgrade of the Notes below an investment grade rating by each of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Fitch Ratings within a specified period, the Company will be required to make an offer to purchase the Notes of each series at a price equal to 101% of the aggregate principal amount of such series, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Company’s Prospectus Supplement relating to the Notes dated May 19, 2008 (the “Prospectus Supplement”) under the caption “Description of Notes—Change of Control”.

Redemption for Tax Reasons:

The Company may redeem all, but not part, of the Notes of each series upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the Prospectus Supplement.

Conversion Provisions:

None.

Sinking Fund:

None.

Listing:

None.

Delayed Delivery Contracts:

None.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Prospectus Supplement.

Purchase Price:

In the case of the 2018 Notes, 98.676% of the principal amount of the 2018 Notes, plus accrued interest, if any, from May 22, 2008.

In the case of the 2039 Notes, 97.802% of the principal amount of the 2039 Notes, plus accrued interest, if any, from May 22, 2008.

Expected Reoffering Price:

In the case of the 2018 Notes, 99.126% of the principal amount of the 2018 Notes plus accrued interest, if any, from May 22, 2008.

In the case of the 2039 Notes, 98.677% of the principal amount of the 2039 Notes plus accrued interest, if any, from May 22, 2008

Additional Agreements of the Company:

Not applicable.

OTHER MATTERS

Closing:

9:00 A.M., New York City time, on May 22, 2008, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 in Federal (same day) funds.

Settlement and Trading:

Book-Entry Only via DTC, Clearstream or Euroclear.

Names and Addresses of the Representatives:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, New York 10018

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

UBS Securities LLC

677 Washington Blvd.

Stamford, Connecticut 06901

The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference, except that, notwithstanding anything in Section 4(h) of the Underwriting Agreement to the contrary, the Underwriters shall pay all expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate.

For purposes of the Underwriting Agreement, the “Applicable Time” shall be 3:20 p.m. (Eastern time) on May 19, 2008.

Section 1 of the Underwriting Agreement is amended to replace the phrase “The Bank of New York (as successor to The Chase Manhattan Bank)” with “Deutsche Bank Trust Company Americas (as successor trustee to The Bank of New York who was successor trustee to The Chase Manhattan Bank).”

The Offered Securities will be made available for checking at the office of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at least 24 hours prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” in the prospectus supplement and the information contained in the fifth and sixth paragraphs under the caption “Underwriting” in the prospectus supplement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

KRAFT FOODS INC.

By:	/s/ Timothy R. McLevish
Name:	Timothy R. McLevish
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Terms Agreement]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner
Name:	Helena Willner
Title:	Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

HSBC SECURITIES (USA) INC.

By:	/s/ Maureen K. Sweeny
Name:	Maureen K. Sweeny
Title:	Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Robert Bottamedi
Name:	Robert Bottamedi
Title:	Vice President

[Signature Page to Terms Agreement]

UBS SECURITIES LLC

By:	/s/ Jordan Matusow
Name:	Jordan Matusow
Title:	Director
UBS Investment Bank

By:	/s/ John Doherty
Name:	John Doherty
Title:	Managing Director
UBS Securities LLC

Acting on behalf of themselves and as the Representatives of the several Underwriters.

[Signature Page to Terms Agreement]

SCHEDULE A

Underwriter	$1,250,000,000 Principal Amount of 6.125% Notes due 2018	$750,000,000 Principal Amount of 6.875% Notes due 2039
Credit Suisse Securities (USA) LLC	$168,750,000	$101,250,000
Goldman, Sachs & Co.	$168,750,000	$101,250,000
HSBC Securities (USA) Inc.	$168,750,000	$101,250,000
J.P. Morgan Securities Inc.	$168,750,000	$101,250,000
UBS Securities LLC	$168,750,000	$101,250,000
SG Americas Securities, LLC	$168,750,000	$101,250,000
BNP Paribas Securities Corp.	$50,000,000	$30,000,000
Greenwich Capital Markets, Inc.	$50,000,000	$30,000,000
Lehman Brothers Inc.	$50,000,000	$30,000,000
Wachovia Capital Markets, LLC	$50,000,000	$30,000,000
Blaylock Robert Van, LLC	$12,500,000	$7,500,000
CastleOak Securities, L.P.	$12,500,000	$7,500,000
The Williams Capital Group, L.P.	$12,500,000	$7,500,000
Total	$1,250,000,000	$750,000,000